Exhibit 99

BEFORE THE FLORIDA PUBLIC SERVICE COMMISSION

In re: Petition for rate increase by	)	Docket No. 050045-EI
Florida Power & Light Company.	)
)

In re: 2005 comprehensive depreciation	)	Docket No. 050188-EI
study by Florida Power & Light Company.	)
)

STIPULATION AND SETTLEMENT

WHEREAS, pursuant to its petition filed March 22, 2005, Florida Power & Light Company (FPL) has petitioned the Florida Public Service Commission (FPSC or Commission) for an increase in base rates and other related relief;

WHEREAS, the Office of the Attorney General (AG), the Office of Public Counsel (OPC), The Florida Industrial Power Users Group (FIPUG), AARP, Florida Retail Federation (FRF), the Commercial Group (CG), the Federal Executive Agencies (FEA), and South Florida Hospital and Healthcare Association (SFHHA) have intervened, and have signed this Stipulation and Settlement (unless the context clearly requires otherwise, the term Party or Parties means a signatory to this Stipulation and Settlement);

WHEREAS, FPL and the Parties to this Stipulation and Settlement recognize that this is a period of unprecedented world energy prices and that this Stipulation and Settlement will mitigate the impact of high energy prices;

WHEREAS, FPL has provided the minimum filing requirements (MFRs) as required by the FPSC and such MFRs have been thoroughly reviewed by the FPSC Staff and the Parties to this proceeding;

WHEREAS, FPL has filed comprehensive testimony in support of and detailing its MFRs;

WHEREAS, on March 16, 2005, FPL filed comprehensive depreciation studies in accordance with FPSC Rule 25-6.0436(8)(a), Florida Administrative Code;

WHEREAS, the parties in this proceeding have conducted extensive discovery on the MFRs, depreciation studies, and FPL's testimony;

WHEREAS, the discovery conducted has included the production and opportunity to inspect more than 315,000 pages of information regarding FPL's costs and operations;

WHEREAS, the Parties to this Stipulation and Settlement have undertaken to resolve the issues raised in these proceedings so as to maintain a degree of stability to FPL's base rates and charges, and to provide incentives to FPL to continue to promote efficiency through the term of this Stipulation and Settlement;

WHEREAS, FPL is currently operating under a stipulation and settlement agreement agreed to by OPC and other parties, and approved by the FPSC by Order PSC-02-0501-AS-EI, issued April 11, 2002, in Docket Nos. 001148-EI and 020001-EI (2002 Agreement);

WHEREAS, previous to the 2002 Agreement, FPL operated under a stipulation and settlement agreement approved by the FPSC in Order No. PSC 99-0519-AS-EI (1999 Agreement);

WHEREAS, the 1999 and 2002 Agreements, combined, provided for a reduction of $600 million in FPL's base rates, and include revenue sharing plans that have resulted in refunds to customers to date in excess of $225 million;

WHEREAS, the 1999 and 2002 Agreements and revenue sharing plans have provided significant benefits to customers, resulting in approximately $4 billion in total savings to FPL's customers through the end of 2005;

WHEREAS, during 2005 FPL has added two new power plants in Martin and Manatee Counties at installed costs totaling approximately $887 million without increasing base rates;

WHEREAS, FPL must make substantial investments in the construction of new electric generation and other infrastructure for the foreseeable future in order to continue to provide safe and reliable power to meet the growing needs of retail customers in the state of Florida; and

WHEREAS, an extension of the revenue sharing plan and preservation of the benefits for customers of the $600 million reduction in base rates provided for in the 1999 and 2002 Agreements during the period in which this Stipulation and Settlement is in effect, and other provisions as set forth herein, including the provision for the incremental base rate recovery of costs associated with the addition of electric generation, will further be beneficial to retail customers;

NOW THEREFORE, in consideration of the foregoing and the covenants contained herein, the Parties hereby stipulate and agree:

1.   Upon approval and final order of the FPSC, this Stipulation and Settlement will become effective on January 1, 2006 (the "Implementation Date"), and shall continue through December 31, 2009 (the "Minimum Term"), and thereafter shall remain in effect until terminated on the date that new base rates become effective pursuant to order of the FPSC following a formal administrative hearing held either on the FPSC's own motion or on request made by any of the Parties to this Stipulation and Settlement in accordance with Chapter 366, Florida Statutes.

2.   FPL's retail base rates and base rate structure shall remain unchanged, except as otherwise permitted in this Stipulation and Settlement. The following tariff changes shall be approved and implemented:

a.   (i)   As reflected in FPL's MFR E-14, institution of the optional High Load FactorTime-of-Use rate with an adjustment to reflect a 65% load factor breakeven point by rate class, the Seasonal Demand Time-of-Use rate, and the General Service Constant Use Rate;

(ii)   Elimination of the 10 kW exemption from rates.

(iii)   The combined adjustments to implement (i) and (ii) above shall be made on a revenue neutral basis with reference to the 2006 forecast reflected in MFR E-13(c) at present base rates.

b.   Raising the inversion point on the RS-1 rate from 750 kWh to 1,000 kWh, on a revenue neutral basis with reference to the 2006 forecast reflected in MFR E-13(c) at present base rates.

c.   Consolidation and collection of all gross receipts taxes, including existing gross receipts taxes embedded in base rates, through the separate gross receipts tax line item on bills, on a revenue neutral basis with reference to the 2006 forecast reflected in MFR E-13(c) at present base rates.

d.   At any time during the term of the Stipulation and Settlement and subject to Commission approval, any new or revised tariff provisions or rate schedules requested by FPL, provided that such tariff request does not increase any existing base rate component of a tariff or rate schedule during the term of the Stipulation and Settlement unless the application of such new or revised tariff or rate schedule is optional to the utility's customers.

3.   Except as provided in Section 1, no Party to this Stipulation and Settlement will request, support, or seek to impose a change in the application of any provision hereof. AG, OPC, FIPUG, AARP, FRF, FEA, CG, and SFHHA will neither seek nor support any reduction in FPL's base rates and charges, including interim rate decreases, to take effect prior to the end of the Minimum Term of this Stipulation and Settlement unless a reduction request is initiated by FPL. FPL will not petition for an increase in its base rates and charges, including interim rate increases, to take effect for meter readings before the end of the Minimum Term except as provided for in Section 6. During the term of this Stipulation and Settlement, except as otherwise provided for in this Stipulation and Settlement, or except for unforeseen extraordinary costs imposed by government agencies relating to safety or matters of national security, FPL will not petition for any new surcharges, on an interim or permanent basis, to recover costs that are of a type that traditionally and historically would be, or are presently, recovered through base rates.

4.   During the term of this Stipulation and Settlement, revenues which are above the levels stated herein below in Section 5 will be shared between FPL and its retail electric utility customers -- it being expressly understood and agreed that the mechanism for earnings sharing herein established is not intended to be a vehicle for "rate case" type inquiry concerning expenses, investment, and financial results of operations.

5.   Commencing on the Implementation Date and for the calendar years 2006, 2007, 2008 and 2009, and continuing thereafter until terminated, FPL will be under a Revenue Sharing Incentive Plan as set forth below. For purposes of this Revenue Sharing Incentive Plan, the following retail base rate revenue threshold amounts are established:

a.   Sharing Threshold - Retail base rate revenues between the sharing threshold amount and the retail base rate revenue cap as defined in Section 5(b) below will be divided into two shares on a 1/3, 2/3 basis. FPL's shareholders shall receive the 1/3 share. The 2/3 share will be refunded to retail customers. The sharing threshold for 2006 will be established by using the 2005 sharing threshold of $3,880 million in retail base rate revenues, increased by the average annual growth rate in retail kWh sales for the ten year period ending December 31, 2005. For each succeeding calendar year or portion thereof during which the Stipulation and Settlement is in effect, the succeeding calendar year retail base rate revenue sharing threshold amounts shall be established by increasing the prior year's threshold by the sum of the following two amounts: (i) the average annual growth rate in retail kWh sales for the ten calendar year period ending December 31 of the preceding year multiplied by the prior year's retail base rate revenue sharing threshold and (ii)   the amount of any incremental GBRA revenues in that year. The GBRA is described in Section 17.

b.   Revenue Cap - Retail base rate revenues above the retail base rate revenue cap will be refunded to retail customers on an annual basis. The retail base rate revenue cap for 2006 will be established by using the 2005 cap of $4,040 million in retail base rate revenues, increased by the average annual growth rate in retail kWh sales for the ten calendar year period ending December 31, 2005. For each succeeding calendar year or portion thereof during which the Stipulation and Settlement is in effect, the succeeding calendar year retail base rate revenue cap amounts shall be established by increasing the prior year's cap by the sum of the following two amounts: (i) the average annual growth rate in retail kWh sales for the ten calendar year period ending December 31 of the preceding year multiplied by the prior year's retail base rate revenue cap amount and (ii) the amount of any incremental GBRA revenues in that year.

c.   Revenue exclusions - The Revenue Sharing Incentive Plan and the corresponding revenue sharing thresholds and revenue caps are intended to relate only to retail base rate revenues of FPL based on its current structure and regulatory framework. Thus, for example, incremental revenues attributable to a business combination or acquisition involving FPL, its parent, or its affiliates, whether inside or outside the state of Florida, or revenues from any clause, surcharge or other recovery mechanism other than retail base rates, shall be excluded in determining retail base rate revenues for purposes of revenue sharing under this Stipulation and Settlement.

d.   Refund mechanism - Refunds will be paid to customers as described in Section 7.

e.   Calculation of sharing threshold and revenue cap for partial calendar years - In the event that this Stipulation and Settlement is terminated other than at the end of a calendar year, the sharing threshold and revenue cap for the partial calendar year shall be determined at the end of that calendar year by (i) dividing the retail kWh sales during the partial calendar year by the retail kWh for the full calendar year, and (ii) applying the resulting fraction to the sharing threshold and revenue cap for the full calendar year that would have been calculated as set forth in Sections 5(a) and 5(b) above.

f.   Calculation of annual average growth rate - For purposes of this Section 5, the average annual growth rate shall be calculated by summing the percentage change in retail kWh sales for each year in the relevant ten year period and dividing by 10.

6.   If FPL's retail base rate earnings fall below a 10% ROE as reported on an FPSC adjusted or pro-forma basis on an FPL monthly earnings surveillance report during the term of this Stipulation and Settlement, FPL may petition the FPSC to amend its base rates notwithstanding the provisions of Section 3, either as a general rate proceeding or as a limited proceeding under Section 366.076, Florida Statutes. Parties to this Stipulation and Settlement are not precluded from participating in such a proceeding, and, in the event that FPL petitions to initiate a limited proceeding under this Section 6, any Party may petition to initiate any proceeding otherwise permitted by Florida law. This Stipulation and Settlement shall terminate upon the effective date of any Final Order issued in such proceeding that changes FPL's base rates. This paragraph shall not be construed to bar or limit FPL from any recovery of costs otherwise contemplated by this Stipulation and Settlement.

7.   All revenue-sharing refunds will be paid with interest at the 30-day commercial paper rate to retail customers of record during the last three months of each applicable refund period based on their proportionate share of base rate revenues for the refund period. For purposes of calculating interest only, it will be assumed that revenues to be refunded were collected evenly throughout the preceding refund period. All refunds with interest will be in the form of a credit on the customers' bills beginning with the first day of the first billing cycle of the second month after the end of the applicable refund period (or, in the case of a partial calendar year refund, after the end of that calendar year). Refunds to former customers will be completed as expeditiously as reasonably possible.

8.   Starting with the effective date of this Stipulation and Settlement, FPL may, at its option, amortize up to $125,000,000 annually as a credit to depreciation expense and a debit to the bottom line depreciation reserve over the term of this Stipulation and Settlement. Any such reserve amount will be applied first to reduce any reserve excesses by account, as determined in FPL's depreciation studies filed after the term of this Stipulation and Settlement, and thereafter will result in reserve deficiencies. Any such reserve deficiencies will be allocated to individual reserve balances based on the ratio of the net book value of each plant account to total net book value of all plant. The amounts allocated to the reserves will be included in the remaining life depreciation rate and recovered over the remaining lives of the various assets. Additionally, depreciation rates and/or capital recovery schedules shall be established pursuant to the comprehensive depreciation studies as filed March 16, 2005 and will not be changed for the term of this Stipulation and Settlement.

9.   FPL will be permitted clause recovery of prudently incurred incremental costs associated with the establishment of a Regional Transmission Organization or any other costs arising from an order of the FPSC or the Federal Energy Regulatory Commission addressing any alternative configuration or structure to address independent transmission system governance or operation. Any Party to this Stipulation and Settlement may participate in any proceeding relating to the recovery of costs contemplated in this section for the purpose of challenging the reasonableness and prudence of such costs, but not for the purpose of challenging FPL's right to clause recovery of such costs.

10.   No Party to this Stipulation and Settlement shall appeal the FPSC's Final Order in Docket No. 041291-EI. Further, Parties agree to the following provisions relative to the target level and funding of Account No. 228.1 and recovery of any deficits in such Account:

a.   The target level for Account No. 228.1 shall be as established by the Commission, whether on its own motion, upon petition by FPL, or in conjunction with a proceeding held in accordance with Section 366.8260, Florida Statutes. FPL will be permitted to recover prudently incurred costs associated with events covered by Account No. 228.1 and replenish Account No. 228.1 to a target level through charges to customers, that are approved by the Commission, that are independent of and incremental to base rates and without the application of any form of earnings test or measure. The fact that insufficient funds have been accumulated in Account No. 228.1 to cover costs associated with events covered by that Account shall not be evidence of imprudence or the basis of a disallowance. Replenishment of Account No. 228.1 to a target level approved by the Commission and/or the recovery of any costs incurred in excess of funds accumulated in Account No. 228.1 and insurance shall be accomplished through Section 366.8260, Florida Statutes, and/or through a separate surcharge that is independent of and incremental to retail base rates, as approved by the Commission. Parties to this Stipulation and Settlement are not precluded from participating in such a proceeding, nor precluded from challenging the amount of such target level or whether recovery should be accomplished either through Section 366.8260, Florida Statutes or through a separate surcharge.

b.   The current base rate accrual to Account No. 228.1 of $20.3 million is suspended effective January 1, 2006.

c.   No revenues contemplated by this Section 10 shall be included in the computation of retail base rate revenues for purposes of revenue sharing under this Stipulation and Settlement.

11.   The current decommissioning accrual of $78,516,937 (jurisdictional) approved in Order No. PSC-02-0055-PAA-EI shall be suspended effective September 1, 2005 and shall remain suspended through the Minimum Term and, at the Company's option, for any additional period during which this Stipulation and Settlement remains in effect. FPL's decommissioning study to be filed on or before December 31, 2005 shall have no impact on FPL's base rates, charges, or the terms of this Stipulation and Settlement.

12.   The portion of St. Johns River Power Park ("SJRPP") capacity costs and certain capacity revenues that are currently embedded in base rates shall continue to be recovered through base rates in the current manner as contemplated by Order No. PSC-92-1334-FOF-EI.

13.   New capital costs for environmental expenditures recovered through the Environmental Cost Recovery Clause will be allocated, for the purpose of clause recovery, consistent with FPL's current cost of service methodology.

14.   Post-September 11, 2001 incremental security costs shall remain in and be recovered through the Capacity Clause.

15.   For surveillance reporting requirements and all regulatory purposes, FPL's ROE will be calculated based upon an adjusted equity ratio as follows. FPL's adjusted equity ratio will be capped at 55.83% as included in FPL's projected 1998 Rate of Return Report for surveillance purposes. The adjusted equity ratio equals common equity divided by the sum of common equity, preferred equity, debt and off-balance sheet obligations. The amount used for off-balance sheet obligations will be calculated per the Standard & Poor's methodology.

16.   Effective on the Implementation Date, FPL will continue to operate without an authorized Return on Equity (ROE) range for the purpose of addressing earnings levels, and the revenue sharing mechanism herein described will be the appropriate and exclusive mechanism to address earnings levels, but an ROE of 11.75% shall be used for all other regulatory purposes.

17.   For any power plant that is approved pursuant to the Florida Power Plant Siting Act (PPSA) and achieves commercial operation within the term of this Stipulation and Settlement, the costs of which are not recovered fully through a clause or clauses, FPL's base rates will be increased by the annualized base revenue requirement for the first 12 months of operation, reflecting the costs upon which the cumulative present value revenue requirements (CPVRR) were or are predicated, and pursuant to which a need determination was granted by the FPSC, such adjustment to be reflected on FPL's customer bills by increasing base charges, and non-clause recoverable credits, by an equal percentage. FPL will begin applying the incremental base rate charges required by this Stipulation and Settlement to meter readings made on and after the commercial in service date of any such power plant. Such adjustment shall be referred to as a Generation Base Rate Adjustment (GBRA). The GBRA will be calculated using an 11.75% ROE and the capital structure as per Section 15 above. FPL will calculate and submit for Commission confirmation the amount of the GBRA using the Capacity Clause projection filing for the year that the plant is to go into service. In the event that the actual capital costs of generation projects are lower than were or are projected in the need determination proceeding, the difference will be flowed back via a true-up to the Capacity Clause. In the event that actual capital costs for such power plant are higher than were projected in the need determination proceeding, FPL at its option may initiate a limited proceeding per Section 366.076, Florida Statutes, limited to the issue of whether FPL has met the requirements of Rule 25-22.082(15), Florida Administrative Code. If the Commission finds that FPL has met the requirements of Rule 25-22.082(15), FPL shall increase the GBRA by the corresponding incremental revenue requirement due to such additional capital costs. However, FPL's election not to seek such an increase in the GBRA shall not preclude FPL from booking any incremental costs for surveillance reporting and all regulatory purposes subject only to a finding of imprudence or disallowance by the Commission. Upon termination of the Stipulation and Settlement, FPL's base rate levels, including the effects of any GBRA, shall continue in effect until next reset by the Commission. Any Party to this Stipulation and Settlement may participate in any such limited proceeding for the purpose of challenging whether FPL has met the requirements of Rule 25-22.082(15). A GBRA shall be implemented upon commercial operation of Turkey Point Unit 5, currently projected to occur in mid-2007, by increasing base rates by the estimated annual revenue requirement exclusive of fuel of the costs upon which the CPVRR for Turkey Point Unit 5 were predicated, and pursuant to which a need determination was granted by the FPSC in Order No. PSC-04-0609-FOF-EI, such adjustment to be reflected on FPL's customer bills by increasing base charges and non-clause recoverable credits, by an equal percentage. FPL will begin applying the incremental base rate charges required by this Stipulation and Settlement to meter readings made on and after the commercial in service date of Turkey Point Unit 5.

18.  This Stipulation and Settlement is contingent on approval in its entirety by the FPSC. This Stipulation and Settlement will resolve all matters in these Dockets pursuant to and in accordance with Section 120.57(4), Florida Statutes. This Docket will be closed effective on the date the FPSC Order approving this Stipulation and Settlement is final.

19.   All Parties to this Stipulation and Settlement agree to endorse and support the Stipulation and Settlement before the FPSC and any other administrative or judicial tribunal, and in any other forum.

20.   This Stipulation and Settlement dated as of August 22, 2005 may be executed in counterpart originals, and a facsimile of an original signature shall be deemed an original.

In Witness Whereof, the Parties evidence their acceptance and agreement with the provisions of this Stipulation and Settlement by their signature.

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, FL 33408

By:	W. G. WALKER, III

W. G. Walker, III

Charles J. Crist, Jr., Attorney General	Office of Public Counsel
Office of the Attorney General	c/o The Florida Legislature
The Capitol-PL01	111 West Madison St, Suite 812
Tallahassee, FL 32399-1050	Tallahassee, FL 32399-1400

By:	CHRISTOPHER M. KISE, ESQ.	By:	HAROLD A. MCLEAN, ESQ.

	Christopher M. Kise, Esq.		Harold A. McLean, Esq.

By:	JACK SHREVE, ESQ.

Jack Shreve, Esq.

Florida Industrial Power Users Group	South Florida Hospital & Healthcare Assoc.

McWhirter, Reeves P.A.	Andrews Kurth LLP
400 North Tampa Street	1701 Pennsylvania Avenue, NW
Suite 2450	Suite 300
Tampa, FL 33602	Washington, DC 20006

By:	JOHN W. MCWHIRTER, ESQ.	By:	KENNETH L. WISEMAN, ESQ.

	John W. McWhirter, Esq.		Kenneth L. Wiseman, Esq.

The Commercial Group	AARP

McKenna Long & Aldridge LLP	Michael B. Twomey, Esq.
One Peachtree Center	P.O. Box 5256
303 Peachtree Street NE, Suite 5300	Tallahassee, FL 32314-5256
Atlanta, GA 30308

By:	ALAN R. JENKINS, ESQ.	By:	MICHAEL B. TWOMEY, ESQ.

	Alan R. Jenkins, Esq.		Michael B. Twomey, Esq.

Federal Retail Federation	Federal Executive Agencies

Landers & Parsons, P.A.	Major Craig Paulson, Esq.
310 West College Avenue	139 Barnes Drive
Tallahassee, FL 32301	Tyndall Air Force Base, FL 32403

By:	ROBERT SCHEFFEL WRIGHT, ESQ.	By:	MAJOR CRAIG PAULSON, ESQ.

	Robert Scheffel Wright, Esq.		Major Craig Paulson, Esq.